Form 4 Joint Filer Information

Name: EGI-Fund (00) Investors, L.L.C.

Name: EGI-Fund (01) Investors, L.L.C.

Name: EGI-Fund (02-04) Investors, L.L.C.

Name: SZ Investments, L.L.C.

Name: Chai Trust Company, L.L.C.

Address for each:

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Designated Filer:

EGI-Fund (99) Investors, L.L.C.

Issuer and Ticker Symbol:

Adams Respiratory Therapeutics, Inc.

ARXT

Date of Event Requiring Statement:

December 14, 2005

Signatures:

EGI-Fund (00) Investors, L.L.C.

EGI-Fund (01) Investors, L.L.C.

EGI-Fund (02-04) Investors, L.L.C.

SZ Investments, L.L.C.

Each by: /s/ Donald J. Liebentritt, Vice President

Chai Trust Company, L.L.C.

By: /s/ Donald J. Liebentritt, President